Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form F-3 (Registration No. 333-265898) of our report dated April 13, 2023 with respect to the audited consolidated statement of operations and comprehensive loss, changes in shareholders’ equity, and cash flows for the year ended December 31, 2022, which appears in this Annual Report of MMTEC, INC. (the “Company”) on Form 20-F for the year ended December 31, 2024.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

April 9, 2025